                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [_]   Preliminary Proxy Statement

     [X]   Definitive Proxy Statement

     [_]   Definitive Additional Materials

     [_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                     INTERNATIONAL MULTIFOODS CORPORATION
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                     INTERNATIONAL MULTIFOODS CORPORATION
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

     [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(j)(2)

     [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

           (4) Proposed maximum aggregate value of transaction:

- - ----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount previously paid:_______________________________

           (2) Form, Schedule or Registration Statement No.:_________

           (3) Filing Party:_________________________________________

           (4) Date Filed:___________________________________________


Notes:
................................................................................
................................................................................
................................................................................
................................................................................

                               [MULTIFOODS LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402
                                  612-340-3300

                                  MAY 16, 1994

Dear Stockholder:

  I am pleased to invite you to attend the Annual Meeting of Stockholders of International Multifoods Corporation which will be held on Friday, June 17, 1994, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

  Your copy of the Annual Report to Stockholders for the fiscal year ended February 28, 1994 is enclosed or has been sent to you.

  WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                        Sincerely,

                                        [SIGNATURE OF ANTHONY LUISO LOGO]
                                        Chairman, President and
                                        Chief Executive Officer

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 17, 1994

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of International Multifoods Corporation (the "Company") will be held on Friday, June 17, 1994, at 10:00 a.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

  1. To elect two directors for a term of three years;

  2. To consider and vote on a proposal to approve the appointment by the Board of Directors of the Company of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending February 28, 1995; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on May 2, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          Secretary

May 16, 1994

                      INTERNATIONAL MULTIFOODS CORPORATION
                              33 SOUTH 6TH STREET
                                 P.O. BOX 2942
                          MINNEAPOLIS, MINNESOTA 55402

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 1994

                                GENERAL MATTERS

SOLICITATION OF PROXIES

  This Proxy Statement is furnished to stockholders of International Multifoods Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on June 17, 1994, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders of the Company on or about May 16, 1994. The costs of solicitation, including the cost of preparing and mailing this Proxy Statement, are being paid by the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of $4,500 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation or by employees of Morrow & Co., Inc. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners of Voting Stock (as defined below).

VOTING PROCEDURES

  Only stockholders of record at the close of business on May 2, 1994 will be entitled to vote at the Annual Meeting. As of that date, there were 18,224,968 shares of Common Stock, par value $.10 per share ("Common Stock"), and 36,262 shares of Cumulative Redeemable Sinking Fund First Preferred Capital Stock, Series A, C, D and E, par value $100 per share ("First Preferred Stock"), issued and outstanding and entitled to vote at the Annual Meeting (the "Voting Stock"). Holders of Common Stock and First Preferred Stock, voting together and not by classes, are entitled to one vote for each share held.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Voting Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the two director nominees receiving a plurality of the votes cast at the Annual Meeting by the holders of Voting Stock present in person or represented by proxy will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the appointment of KPMG Peat Marwick as the independent auditors of the Company, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Voting Stock present in person or represented by proxy will be required.

  A proxy, in the accompanying form, which is properly signed, received in time for the Annual Meeting and not revoked will be voted in accordance with the instructions contained thereon. With respect to the election of directors, a stockholder may (i) vote for the nominees named herein as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee the stockholder identifies in the appropriate space on the proxy. With respect to each other matter submitted to the stockholders for a vote, a stockholder may (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. If a stockholder elects to abstain from voting on any matter, such abstention will be deemed to be a vote cast at the Annual Meeting and therefore will have the effect of a vote against such matter. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the two directors as nominated and (ii) the approval of the appointment of KPMG Peat Marwick as the independent auditors of the Company and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

  A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by written revocation delivered in person at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 15, 1994 (unless otherwise noted), certain information with respect to all stockholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and certain information with respect to the beneficial ownership of shares of the Company's Common Stock by each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group. None of the listed persons own any of the Company's First Preferred Stock. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                    PERCENT OF
              NAME AND ADDRESS                AMOUNT AND NATURE OF COMMON STOCK
             OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP OUTSTANDING
             -------------------              -------------------- ------------
Archer-Daniels-Midland Company...............      1,621,650(1)        8.85%
 4666 Faries Parkway
 Decatur, Illinois 62526
State of Wisconsin Investment Board..........      1,257,700(2)        6.86%
 121 East Wilson Street
 Madison, Wisconsin 53702
Pioneering Management Corporation............        965,625(3)        5.27%
 60 State Street
 Boston, Massachusetts 02114
Anthony Luiso................................        336,597(4)        1.81%
Duncan H. Cocroft............................        123,298(5)         *
Jay I. Johnson...............................        117,898(6)         *
Robert F. Maddocks...........................        102,889(7)         *
Peter S. Willmott............................         32,829(8)         *
James G. Fifield.............................         20,829(9)         *
A. Harry Vis.................................         19,880(10)        *
Robert M. Price..............................         18,954(8)         *
William A. Andres............................         16,632(11)        *
Nicholas L. Reding...........................         13,800(11)        *
Jack D. Rehm.................................          8,545(12)        *
Lois D. Rice.................................          5,902(13)        *
All Executive Officers and Directors
 as a Group (13 persons).....................        849,986(14)      4.48%

- - --------

*Less than 1%

 (1) The information was reported on an amended Schedule 13D, dated June 4, 1993, sent to the Company.

 (2) The information was provided in a letter sent to the Company.

 (3) Pioneering Management Corporation is an investment adviser. According to an amended Schedule 13G, dated February 11, 1994, sent to the Company, Pioneering Management Corporation has sole voting power and shared dispositive power with respect to the shares.

 (4) Includes 255,266 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 15, 1994 and 3,546 shares held in trust for the benefit of Mr. Luiso under the Employees' Voluntary Investment and Savings Plan of the Company (the "Savings Plan").

 (5) Includes 97,045 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 15, 1994 and 1,628 shares held in trust for the benefit of Mr. Cocroft under the Savings Plan.

 (6) Includes 96,045 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 15, 1994 and 1,247 shares held in trust for the benefit of Mr. Johnson under the Savings Plan.

 (7) Includes 83,795 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 15, 1994 and 1,612 shares held in trust for the benefit of Dr. Maddocks under the Savings Plan.

 (8) Includes 17,829 shares issuable pursuant to stock options which are currently exercisable.

 (9) Includes 14,829 shares issuable pursuant to stock options which are currently exercisable.

(10) Includes 17,050 shares issuable pursuant to stock options which are currently exercisable and 160 shares held in trust for the benefit of Mr. Vis under the Stock Purchase Plan of Robin Hood Multifoods Inc., an indirect wholly-owned subsidiary of the Company.

(11) Includes 13,500 shares issuable pursuant to stock options which are currently exercisable.

(12) Includes 7,500 shares issuable pursuant to stock options which are currently exercisable and 163 shares held by Mr. Rehm in joint tenancy with his wife.

(13) Includes 5,582 shares issuable pursuant to stock options which are currently exercisable.

(14) Includes 656,545 shares issuable pursuant to stock options which are currently exercisable or which will become exercisable prior to May 15, 1994, 13,089 shares held in trust for the benefit of the executive officers under the Savings Plan and 160 shares held in trust for the benefit of an executive officer under the Stock Purchase Plan of Robin Hood Multifoods Inc.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Nicholas L. Reding and Jack D. Rehm are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Reding and Rehm for election to the Board of Directors at the Annual Meeting for a term of three years, and each has agreed to serve if elected. The other directors of the Company will continue in office for their existing terms. Anthony Luiso, Lois D. Rice and Peter S. Willmott are the directors in the class whose term expires in 1995. William A. Andres, James G. Fifield and Robert M. Price are the directors in the class whose term expires in 1996. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies will vote for a substitute nominee as recommended by the Board of Directors.

  The following sets forth certain biographical information, present occupation and business experience for the past five years for each director and director nominee:

- - --------------------------------------------------------------------------------

                      WILLIAM A. ANDRES, 67                  Director since 1978

                      Mr. Andres was Chairman of the Board of Dayton Hudson Corporation (retail merchandising) prior to August 1984.
     [PHOTO] Mr. Andres was also Chairman of the Executive Committee of the Board of Directors of Dayton Hudson Corporation prior to September 1985. Mr. Andres is a director of Hannaford Bros. Company, Jostens, Inc., Lowes, Inc. and Scott Paper Company.

- - --------------------------------------------------------------------------------

                      JAMES G. FIFIELD, 52                   Director since 1990

                      Mr. Fifield is President and Chief Executive Officer of
     [PHOTO] EMI Music (recording and music publishing), which office he has held since April 1989. Mr. Fifield is a director of THORN EMI plc.

- - --------------------------------------------------------------------------------

                      ANTHONY LUISO, 50                      Director since 1988

                      Mr. Luiso is Chairman of the Board, President and Chief Executive Officer of the Company, which office he has held since July 1989. From July 1988 to July 1989, Mr.
     [PHOTO] Luiso was President and Chief Operating Officer of the Company. Mr. Luiso is a director of Black & Decker Corporation and
                      Mac Frugal's Bargains . Close-outs, Inc.

- - --------------------------------------------------------------------------------

                      ROBERT M. PRICE, 63                    Director since 1983

                      Mr. Price was Chairman of the Board of Control Data Corporation (computer services and systems) prior to May
     [PHOTO] 1990. Prior to January 1990, Mr. Price was also Chief Executive Officer of Control Data Corporation. Mr. Price is a director of Fourth Shift Corp., Premark International, Inc., Public Service Company of New Mexico and Rohr Industries, Inc.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

                      NICHOLAS L. REDING, 59                 Director since 1988
    [Photo]
                      Mr. Reding is Vice Chairman of the Board of Monsanto Company (chemicals, agriculture and pharmaceuticals), which office he has held since January 1993. From June 1990 to January 1993, Mr. Reding was Executive Vice President--Environment, Safety, Health & Manufacturing of Monsanto Company. Prior to June 1990, Mr. Reding was Executive Vice President of Monsanto Company and
                      President of Monsanto Agriculture Company. Mr. Reding is a director of Monsanto Company, CPI Corp. and Meredith Corporation.

- - --------------------------------------------------------------------------------

                      JACK D. REHM, 61                       Director since 1991
    [Photo]
                      Mr. Rehm is Chairman of the Board, President and Chief Executive Officer of Meredith Corporation (diversified media), which office he has held since July 1992. Prior to July 1992, Mr. Rehm was President and Chief Executive Officer of Meredith Corporation. Mr. Rehm is a director of Meredith Corporation and Equitable of Iowa Companies, Inc.

- - --------------------------------------------------------------------------------

                      LOIS D. RICE, 61                       Director since 1991
    [Photo]
                      Mrs. Rice is a guest scholar at The Brookings
                      Institution (an education and public policy research organization), which position she has held since October 1991. Prior to October 1991, Mrs. Rice was Senior Vice President--Governmental Affairs and a director of Control Data Corporation. Mrs. Rice is a director of
                      Bell Atlantic - Washington, D.C., Inc., Hartford Steam Boiler Inspection & Insurance Co., McGraw-Hill, Inc., Shawmut National Corp. and UNUM Corporation.

- - --------------------------------------------------------------------------------

                      PETER S. WILLMOTT, 56                  Director since 1988
    [Photo]
                      Mr. Willmott is Chairman of the Board and Chief
                      Executive Officer of Willmott Services, Inc. (business consulting and retail), which position he has held since June 1989. Prior to June 1989, Mr. Willmott was Chairman of the Board, President and Chief Executive Officer of Carson Pirie Scott & Co. Mr. Willmott is a director of Browning-Ferris Industries Inc., Federal Express Corporation, Mac Frugal's Bargains . Close-outs, Inc., Maytag Corporation, Morgan Keegan & Co., Inc. and Zenith Electronics Corporation.

- - --------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held five meetings during the fiscal year ended February 28, 1994, all of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees which are described below.

  AUDIT COMMITTEE. Messrs. Andres, Price, Rehm and Willmott and Mrs. Rice are members of the Audit Committee. The Audit Committee recommends to the Board of Directors annually the selection of independent accountants, reviews the activities and reports of the Company's independent accountants, reviews the financial statements to be included in the Annual Report to Stockholders and recommends approval by the Board of Directors, monitors accounting and financial reporting practices throughout the Company, reviews internal accounting controls and monitors compliance with the Company's prescribed procedures, policies and code of ethics. The Audit Committee held four meetings during the fiscal year ended February 28, 1994.

  BENEFIT INVESTMENT COMMITTEE. Messrs. Reding, Rehm and Willmott and Mrs. Rice are members of the Benefit Investment Committee. The Benefit Investment Committee establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets. The Benefit Investment Committee held three meetings during the fiscal year ended February 28, 1994.

  COMPENSATION COMMITTEE. Messrs. Andres, Fifield, Price and Reding are the members of the Compensation Committee. The Compensation Committee approves the compensation policies of the Company, determines the compensation paid to officers of the Company, makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of the Company and establishes and reviews performance standards under compensation programs for officers of the Company. The Compensation Committee administers the Company's stock option, stock-based incentive and bonus plans and makes grants or awards under such plans. The Compensation Committee also recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of the Company. The Compensation Committee held four meetings during the fiscal year ended February 28, 1994.

  EXECUTIVE COMMITTEE. Messrs. Andres, Luiso, Price, Reding, Rehm and Willmott are members of the Executive Committee. The Executive Committee has such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors. The Executive Committee did not hold any meetings during the fiscal year ended February 28, 1994.

  FINANCE COMMITTEE. Messrs. Luiso, Price, Rehm and Willmott are members of the Finance Committee. The Finance Committee reviews the capital structure, source and use of funds and financial position of the Company, makes periodic reports to the Board of Directors on such reviews and provides advice and counsel regarding financial policies to management of the Company and the Board of Directors. The Finance Committee held four meetings during the fiscal year ended February 28, 1994.

  NOMINATING COMMITTEE. Messrs. Fifield, Price and Reding and Mrs. Rice are members of the Nominating Committee. The Nominating Committee reviews, evaluates and recommends director candidates for nomination by the Board of Directors and establishes guidelines for the Board of Directors in considering nominees. The Nominating Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of the Company at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director. The Nominating Committee held two meetings during the fiscal year ended February 28, 1994.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company each receive an annual retainer of $20,000 plus $1,000 for each meeting of the Board of Directors ($1,250 for meetings lasting more than one day) and $1,000 for each meeting of any committee thereof ($1,250 in the case of the chairman of such committee) that the director attends. Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock under the Company's Amended and Restated 1989 Stock-Based Incentive Plan, which was approved by the stockholders in 1993. During the fiscal year ended February 28, 1994, Messrs. Andres, Fifield, Price, Rehm and Willmott and Mrs. Rice made such election. Amounts received by a director also may be deferred pursuant to the Company's Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate which is calculated quarterly and corresponds to the Company's short-term borrowing rate then in effect. Messrs. Andres, Fifield, Price and Rehm deferred compensation under such plan for part of the fiscal year ended February 28, 1994.

  In addition, on the first business day in July of each year, each director who is not an employee of the Company is granted a nonqualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

  Directors who are also employees of the Company are not separately compensated for any services provided as a director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

  The philosophy of the Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers consists of the following core principles:

  . Base salary should be competitive in order to attract and retain well-qualified executives.

  . Incentive compensation should be directly related to achieving specified levels of corporate financial performance. A significant part of the executive officers' compensation should be at risk, based upon the success of the Company.

  . Long-term stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

  The Company's executive compensation program comprises five components which are intended to reflect the Company's compensation philosophy.

  BASE SALARY. Base salary and adjustments to base salary for the Company's executive officers are targeted at the median of the competitive market. For this purpose, the Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to the Company. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. The Committee believes that a broad base of companies of comparable size more accurately reflects the market in which the Company competes for executive talent than does the composition of companies in the Dow Jones Food Index which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

  The Committee's practice has been to review the base salary of each executive officer once every 15 to 18 months, at which time the executive officer's base salary may be increased based upon the Committee's judgment of the officer's individual performance and contribution to the Company and the Company's established merit increase guidelines.

  ANNUAL BONUS. The Company's executive officers are eligible for an annual cash bonus under the Company's Management Incentive Plan which will be paid only if certain earnings per share objectives for the fiscal year are achieved by the Company. The objectives are established by the Committee at the beginning of the fiscal year. The target annual bonus amounts, represented as a percentage of base salary, for the executive officers are set at the median of competitive practice. For this purpose, the Committee reviews and considers bonus amounts awarded to officers in comparable positions at companies of comparable size to the Company as described above. The target bonus amounts for the executive officers range from 40% to 65% of base salary, depending on the executive officer's relative level of responsibility.

  With respect to each executive officer, 75% of the bonus is based upon the achievement of an earnings per share objective and 25% of the bonus is awarded at the discretion of the Committee based upon the officer's individual performance, provided the Company achieves an earnings per share threshold.

  No bonuses based upon individual performance were awarded by the Committee for the last fiscal year because the Company did not achieve the established earnings per share threshold.

  LONG-TERM COMPENSATION. Long-term compensation comprises stock options and the Company's long-term incentive program, which uses stock and incentive units authorized by the Amended and Restated 1989 Stock-Based Incentive Plan of the Company.

  Stock Options. The Committee, in view of the Company's earnings per share performance in fiscal year 1994, granted no stock options to the executive officers of the Company. The Committee did not consider the number of options, shares of restricted stock and incentive units outstanding or previously granted nor the aggregate size of current awards in reaching its decision not to make additional awards. The stock options currently held by the executive officers have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have ten-year terms.

  Long-Term Incentive Program. During the last fiscal year, each executive officer, other than Mr. Vis, was awarded shares of restricted stock with a ten-year vesting period. The ten-year vesting period with respect to the restricted stock will be accelerated only upon the Company's achievement of specified financial performance objectives over a three-year period ending on February 29, 1996. In addition, incentive units were awarded to each such officer in a number equal to the number of shares of restricted stock awarded to the officer. Any incentive units earned will be paid in the form of additional shares of restricted stock.

  The financial performance objectives were established by the Committee in March 1993. The two criteria on which the objectives are based are the growth rate in the Company's cumulative earnings per share for the three-year period ending February 29, 1996 and the return on beginning equity for the fiscal year ending February 29, 1996.

  The level of payout under the program will depend on the level of corporate performance achieved, measured against the two criteria described above, and may be at any point within a specified range established by the Committee, as follows:

  . Unless a minimum objective is achieved with respect to each performance criterion, vesting of the shares of restricted stock will not be accelerated and all incentive units will be forfeited.

  . If the minimum objective is achieved with respect to each performance criterion, vesting will be accelerated with respect to 20% of the shares of restricted stock.

  . If the target level of corporate performance is achieved, vesting will be accelerated with respect to all shares of restricted stock.

  . Incentive units will be earned and paid only if corporate performance exceeds the target level.

  . If the maximum level of corporate performance is achieved, vesting will be accelerated with respect to all shares of restricted stock and all incentive units will be paid.

  The aggregate number of shares of restricted stock and incentive units awarded to each executive officer was set at the median of competitive practice, determined on the basis of comparison with long-term incentive compensation programs (other than grants of stock options), measured over a three-year period, for officers in comparable positions at companies of comparable size to the Company.

  Mr. Vis is also a participant in the long-term incentive program, but, because he is a resident of Canada and subject to different laws regarding income taxation, he received his entire award in the form of incentive units which will be paid out only in cash upon the achievement of the same performance objectives described above with respect to the other executive officers.

  WAIVER OF SALARY AND BONUS. The Committee believes that grants of stock options and shares of restricted stock to executive officers in lieu of salary and bonus link the interests of executives to the interests of the stockholders. The Committee makes such grants from time to time to executive officers, and with respect to such waiver amounts, as it determines in its discretion, and any grant may be accepted or rejected by an officer selected to receive the grant. Options or shares of restricted stock granted have a fair market value on the date of grant equal to the waiver amount. Mr. Luiso and the other executive officers of the Company named in the Summary Compensation Table below, other than Mr. Vis, each waived specific amounts of salary and bonus over a five-year period in exchange for options to purchase the Company's Common Stock. Mr. Vis is not a participant in the current waiver program relating to the grant of stock options because he was not an executive officer at the time that program was initiated. In addition, as described below, Mr. Luiso has waived salary over a three-year period in exchange for shares of restricted stock.

  SHARE OWNERSHIP TARGETS. In December 1992, the Committee established a stock ownership program including stock ownership targets for key management employees of the Company, including the Company's executive officers. Each participant in the stock ownership program is expected to achieve the stock ownership target established for him or her during an eight-year period beginning January 1, 1993. The target for each employee was based on a multiple of the employee's annual base salary, ranging from one to five times the amount of such salary, depending on the employee's level of responsibility within the Company. The target is expressed as a number of shares determined by dividing such multiple of annual base salary by the approximate market price of a share of Common Stock of the Company at the time the stock ownership program was adopted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Luiso's performance is reviewed annually by the Committee and the full Board of Directors of the Company. Mr. Luiso is eligible for a salary increase once every 15 to 18 months, consistent with the policy relating to the other executive officers of the Company. Any salary increase for Mr. Luiso is approved by the Board of Directors of the Company following the recommendation of the Committee. All other determinations regarding Mr. Luiso's compensation are made by the Committee.

  Mr. Luiso's last salary increase was effective January 1, 1992 and, in accordance with the Committee's practice, Mr. Luiso's base salary was reviewed in March 1993. At that time the Committee determined that a salary increase for Mr. Luiso was appropriate. The factors the Committee considered (without assigning any priority among the factors) in favor of a salary increase were Mr. Luiso's accomplishments during the fiscal year ended February 28, 1993, including the improvement in the Company's earnings per share and return on beginning equity, the improvement in the Company's business planning process, the successful implementation of the Company's business strategy, the establishment of a "pay-for-performance" culture throughout the Company and continued emphasis on the service quality philosophy and training. The Committee also noted that Mr. Luiso's base salary and bonus at that time were below the median of the competitive market. The Committee's recommendation of a 5% merit increase was refused by Mr. Luiso because of the difficult marketplace environment faced by the Company. In consideration of Mr. Luiso's response, the Committee decided, consistent with its "pay-for-performance" philosophy, to require a corporate performance criterion as an additional condition to a salary increase for Mr. Luiso. Accordingly, the Committee determined that it would recommend a 5% merit increase to Mr. Luiso's salary at the end of fiscal year 1994, effective retroactively to April 1, 1993, if the Company achieved a specified earnings per share target for the fiscal year ending February 28, 1994. Since the Company did not achieve the established earnings per share target for the fiscal year, no salary increase was recommended.

  Mr. Luiso has waived $450,000 of base salary over a three-year period, which commenced on January 1, 1993, in exchange for an aggregate of 16,035 shares of restricted Common Stock of the Company. The shares were valued at $28.06 per share, which was the fair market value of a share of Common Stock on the date the shares were granted. Accordingly, during the last fiscal year, Mr. Luiso's base salary of $530,000 was reduced by $150,000.

  Mr. Luiso's target cash bonus opportunity for the fiscal year ended February 28, 1994 was 65% of his base salary, or $344,500. In accordance with the terms of the Company's Management Incentive Plan, as described above, because the Company did not achieve the minimum and threshold earnings per share objectives for the fiscal year, Mr. Luiso did not receive either the 75% component of the annual cash bonus relating to corporate performance or the 25% component of the annual cash bonus relating to individual performance.

  During the fiscal year, under the Company's long-term incentive program, Mr. Luiso was awarded 25,000 shares of restricted stock and 25,000 incentive units. The number of shares of restricted stock and the number of incentive units awarded to Mr. Luiso were determined as stated above in the description of the long-term incentive program. As described above, unless the established financial objectives with respect to earnings per share for the three-year period ending February 29, 1996 and return on beginning equity for the fiscal year ending February 29, 1996 are achieved, the ten-year vesting period for the shares of restricted stock will not be accelerated and the incentive units will be forfeited. No stock options were awarded to Mr. Luiso during the fiscal year for the reason described above with respect to all executive officers of the Company.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  In the event that compensation paid by the Company to any executive officer of the Company during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee believes that in the near term the Section 162(m) limitation is not likely to have an effect on the Company because the annual compensation of any executive officer is not expected to exceed $1,000,000 and, therefore, the Company presently is not amending its compensation plans or programs to meet the requirements of Section 162(m). In addition, in the near term, Section 162(m) and proposed regulations thereunder exclude from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options or options which may be granted under existing stock option plans of the Company. The Committee, along with the Company, will evaluate the Company's compensation plans and programs on an ongoing basis in view of the Section 162(m) limitation.

                                        William A. Andres, Chairman
                                        James G. Fifield
                                        Robert M. Price
                                        Nicholas L. Reding

                                        Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash compensation and certain other components of the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for each of the Company's last three fiscal years.

                                     ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                              ---------------------------------------  ----------------------------------------
                                                                              AWARDS                  PAYOUTS
                                                                       ---------------------------- -----------
                                                                       RESTRICTED        SECURITIES                ALL OTHER
   NAME AND PRINCIPAL                                    OTHER ANNUAL    STOCK           UNDERLYING    LTIP         COMPEN-
        POSITION         YEAR SALARY(2)    BONUS(2)(6)   COMPENSATION  AWARDS(10)        OPTIONS(#) PAYOUTS(14)    SATION(16)
   ------------------    ---- ---------    -----------   ------------  ----------        ---------- -----------    ----------
Anthony Luiso........... 1994 $380,000(3)         $0            $0      $643,750(11)            0          $0        $4,205
 Chairman, President and 1993 $413,333(4)   $355,800       $54,084(8)   $623,812(12)(13)   25,000          $0        $4,656
 Chief Executive Officer 1992 $289,722      $143,150            $0            $0           15,000          $0        $3,719
Jay I. Johnson.......... 1994 $227,500            $0            $0      $206,000(11)            0          $0        $3,792
 Group Vice President    1993 $225,417      $107,538            $0      $ 92,700(13)        6,500          $0        $3,792
                         1992 $215,000      $ 50,750            $0            $0            5,000          $0        $3,719
Duncan H. Cocroft....... 1994 $225,000            $0            $0      $257,500(11)            0          $0        $4,205
 Vice President--Finance
  and                    1993 $214,500      $115,040            $0      $ 86,907(13)        6,500          $0        $4,364
 Chief Financial Officer 1992 $202,750      $ 70,550            $0            $0            6,000          $0        $4,667
A. Harry Vis(1)......... 1994 $210,444            $0            $0            $0                0          $0        $5,261
 Group Vice President    1993 $173,204            $0(7)    $19,546(9)         $0            3,000    $185,141(15)    $4,330
                         1992      (5)           (5)           (5)           (5)              (5)         (5)           (5)
Robert F. Maddocks...... 1994 $170,167            $0            $0      $193,125(11)            0          $0        $4,428
 Vice President--Human   1993 $161,000      $ 86,520            $0      $ 63,731(13)        6,500          $0        $4,364
 Resources               1992 $151,833      $ 39,950            $0            $0            4,000          $0        $3,564

- - --------

 (1) Mr. Vis is paid in Canadian dollars. All amounts shown are in U.S. dollars. Canadian dollar amounts were translated to U.S dollar amounts for the purpose of this table using the average exchange rate for the respective fiscal year.

 (2) The salary and bonus amounts for Mr. Luiso exclude portions of the cash compensation waived over three-year and five-year periods, respectively, in exchange for stock options which were granted to Mr. Luiso in fiscal year 1990. As of the end of the last fiscal year, no waiver periods remain with respect to Mr. Luiso's option grant. The salary and bonus amounts for Mr. Johnson, Mr. Cocroft and Dr. Maddocks exclude portions of the cash compensation waived over a five-year period in exchange for stock options which were granted in fiscal year 1991. The amounts of salary and bonus waived for each of the fiscal years shown are as follows:

   Mr. Luiso:                                Mr. Johnson, Mr. Cocroft and Dr.
                                             Maddocks:

                   SALARY   BONUS                               SALARY   BONUS
                  -------- --------                             ------- -------
1994............. $      0 $      0*       1994................ $35,000 $     0*
1993............. $ 91,667 $100,000        1993................ $35,000 $35,000
1992............. $215,278 $100,000        1992................ $35,000 $35,000

*Because Mr. Luiso did not receive a cash bonus for fiscal year 1994, he forfeited options to purchase 22,988 shares of Common Stock, which related to the fiscal year 1994 bonus period, and were part of the option grant referred to above. Mr. Johnson, Mr. Cocroft and Dr. Maddocks each have a subsequent bonus period remaining with respect to their options and, under the terms of their options, the options that relate to the fiscal year 1994 bonus period were carried forward and may vest in the subsequent remaining bonus period.

 (3) The salary amount excludes $150,000 of the $450,000 of cash compensation that Mr. Luiso has waived over a three-year period, which commenced January 1, 1993, in exchange for 16,035 shares of restricted stock which were granted to Mr. Luiso in fiscal year 1993.

 (4) The salary amount also excludes $25,000 of the $450,000 of cash compensation waived over a three-year period as described above in note 3.

 (5) Mr. Vis became an executive officer of the Company in fiscal year 1993.

 (6) The amounts were paid pursuant to the Company's Management Incentive Plan described above in the Compensation Committee Report on Executive Compensation.

 (7) Mr. Vis, who was not an executive officer of the Company at the beginning of fiscal year 1993 when overall Company performance objectives were established for the executive officers, did not receive a bonus for fiscal year 1993 because the business unit of which he was a part at the beginning of such fiscal year did not achieve its established performance objectives for the year.

 (8) The amount includes financial planning services valued at $28,745.

 (9) The amount includes automobile costs valued at $16,382.

(10) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of February 28, 1994, the number and value (based on the closing market price of the Company's Common Stock on February 28, 1994) of the aggregate restricted stock holdings of each of the named executive officers were as follows: 70,285 shares ($1,221,202) by Mr. Luiso, 13,200 shares ($229,350) by Mr. Johnson, 14,875 shares ($258,453) by Mr. Cocroft, 0 shares by Mr. Vis, and 14,650 shares ($254,544) by Dr. Maddocks. Mr. Vis did not receive any long-term compensation in the form of restricted stock because he is a resident of Canada and subject to different laws regarding income taxation. See note 15 below and the table, Long-Term Incentive Plans--Awards in Last Fiscal Year, below.

(11) The shares of restricted stock were awarded under the Company's long-term incentive program relating to a three-year performance cycle ending on February 29, 1996, as described above in the Compensation Committee Report on Executive Compensation. The numbers of shares awarded were as follows:
     25,000 shares to Mr. Luiso, 8,000 shares to Mr. Johnson, 10,000 shares to Mr. Cocroft and 7,500 shares to Dr. Maddocks. Although the full value of the shares awarded to the executive officer is shown for fiscal year 1994, no payout will be made under the program until the end of the three-year performance cycle, and then only if established corporate financial performance objectives are achieved. If no payout is made at the end of the three-year cycle, the shares will vest ten years from the date of grant, provided that the executive officer remains employed by the Company until such date. If a payout is made at the end of the three-year performance period with respect to all or any portion of the shares of restricted stock awarded, 20% of such shares will vest at that time, 30% of such shares will vest on February 28, 1997 and 50% of such shares will vest on February 28, 1998, subject to the continued employment of the executive officer on the respective dates. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest. Incentive units were awarded in tandem with the shares of restricted stock in a number equal to the number of shares of restricted stock awarded to each executive officer. The incentive units will be paid out only if corporate financial performance exceeds the target level.

(12) The amount shown includes the 16,035 shares of restricted stock granted to Mr. Luiso in connection with his waiver of $450,000 of salary over a three-year period as described above in note 3. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Luiso is not entitled to receive such dividends unless and until the shares vest.

(13) Shares of restricted stock were awarded under the Company's long-term incentive program with respect to the three-year performance period ended February 28, 1993 as the form of payout of 30% of the incentive units previously awarded in tandem with shares of restricted stock under such program. The Company's long-term incentive program is described above in the Compensation Committee Report on Executive Compensation. The number of shares awarded were as follows: 6,750 shares to Mr. Luiso, 3,600 shares to Mr. Johnson, 3,375 shares to Mr. Cocroft, and 2,475 shares to Dr. Maddocks. Except for shares held by certain executive officers who elected to defer the vesting of their shares, one-third of the shares vested on each of February 28, 1993 and February 28, 1994 and the remaining shares will vest on February 28, 1995, provided that the executive officer remains employed by the Company until such date. Mr. Luiso has elected to defer the vesting of all his shares until February 28, 1995, and Dr. Maddocks has elected to defer the vesting of two-thirds of his shares until February 28, 1995. Shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(14) Mr. Vis is the only executive officer who received long-term compensation in this form.

(15) The payout to Mr. Vis was made pursuant to the Company's long-term incentive program with respect to the three-year performance period ended February 28, 1993. The Company's long-term incentive program is described above in the Compensation Committee Report on Executive Compensation. The payment represents a payout of 6,825 of the 10,500 incentive units previously awarded to Mr. Vis, each incentive unit representing the fair market value of one share of the Company's Common Stock at the end of the performance period. This amount also includes the amount of dividend equivalents earned during the performance period with respect to 5,250 incentive units, which was the number of incentive units correlating to the target level of corporate financial performance under the program. Although the full value of the payout is shown for fiscal year 1993, only one-third of the incentive units vested in fiscal year 1993, one-third vested on February 28, 1994 and one-third will vest on February 28, 1995 and, accordingly, the amount actually paid may be more than or less than the amount shown depending on the price of the Company's Common Stock on such dates. Incentive units also vest in the event of a change in control of the Company.

(16) The amounts reported represent the Company's matching contributions to the Company's Savings Plan or, with respect to Mr. Vis, matching contributions to the Stock Purchase Plan of Robin Hood Multifoods Inc.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND FISCAL YEAR END OPTION
                                     VALUES

                                               NUMBER OF
                                               SECURITIES
                                               UNDERLYING
                                              UNEXERCISED   VALUE OF UNEXERCISED
                                               OPTIONS AT   IN-THE-MONEY OPTIONS
                            SHARES            FISCAL YEAR            AT
                           ACQUIRED               END         FISCAL YEAR END
                              ON     VALUE   (EXERCISABLE/     (EXERCISABLE/
NAME                       EXERCISE REALIZED UNEXERCISABLE)  UNEXERCISABLE)(1)
- - ----                       -------- -------- -------------- --------------------
Anthony Luiso.............     0       $0    232,278/91,955          $0/$0
Jay I. Johnson............     0       $0     94,056/35,398          $0/$0
Duncan H. Cocroft.........     0       $0     95,056/35,398          $0/$0
A. Harry Vis..............     0       $0          17,050/0      $5,406/$0
Robert F. Maddocks........     0       $0     81,806/35,398          $0/$0

- - --------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on February 28, 1994.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE-BASED
                                                                        PLANS
                         NUMBER    PERFORMANCE  -----------------------------------------------------
                           OF      PERIOD UNTIL     THRESHOLD          TARGET            MAXIMUM
NAME                     UNITS        PAYOUT    (NUMBER OF UNITS) (NUMBER OF UNITS) (NUMBER OF UNITS)
- - ----                     ------    ------------ ----------------- ----------------- -----------------
A. Harry Vis............ 15,000(1) Fiscal Years       1,500             7,500            15,000
                                      1994-1996

- - --------
(1) The award of incentive units was made pursuant to the Company's long-term incentive program described above in the Compensation Committee Report on Executive Compensation. Subject to the achievement of established corporate financial performance objectives and the continued employment of Mr. Vis, each incentive unit represents the right to receive a cash payment equal to the fair market value of one share of Common Stock on the date the payment is made plus the amount of dividends that would have been paid during the performance period if the incentive unit had been a share of Common Stock outstanding during such period. If a payout is made at the end of the three-year performance period with respect to all or any portion of the incentive units awarded, 20% of such incentive units will vest at that time, 30% of such incentive units will vest on February 28, 1997 and 50% of such incentive units will vest on February 28, 1998, subject to the continued employment of Mr. Vis. A pro rata portion of the incentive units would vest in the event of a change in control of the Company.

EMPLOYEES' RETIREMENT PLAN AND MANAGEMENT BENEFIT PLAN

  The Company maintains the Employees' Retirement Plan (the "Retirement Plan") for full-time salaried employees of the Company and certain other employees of the Company and its subsidiaries who have completed one year of service with the Company or a subsidiary of the Company. The Retirement Plan is a tax qualified defined benefit pension plan which provides for monthly benefits for life to employees upon retirement and certain disability and death benefits. A salaried employee's retirement benefits are based on the employee's years of service with the Company or a subsidiary of the Company and the employee's "Final Average Salary" and "Covered Compensation." Final Average Salary is the average of the employee's base salary for the three consecutive calendar years in which the employee's base salary was the highest during the last ten full calendar years prior to retirement. Base salary does not include bonuses and other additional compensation. In addition, the amount of base salary covered by the Retirement Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Covered Compensation is the average of the Social Security taxable wage bases in effect for the 35-year period ending with the year in which the employee reaches normal retirement age for Social Security purposes that is used by the Social Security Administration in determining an individual's primary Social Security benefit at retirement. Under the Retirement Plan, an employee's accrued annual benefit is equal to 30% of the employee's Final Average Salary up to the amount of Covered Compensation plus 45% of the excess of Final Average Salary over the amount of Covered Compensation. The level of annual benefits is reduced if the employee retires prior to age 62. An employee becomes vested in his or her benefits under the Retirement Plan after five years of service.

  The Company's Management Benefit Plan provides for the payment of additional amounts to certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Retirement Plan without the limitations imposed by the Internal Revenue Code or ERISA. Participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by the Company prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if the employee retires prior to age 62. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of ten years of service with the Company or when age plus years of service equal 60.

  The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in both the Retirement Plan and Management Benefit Plan who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
               --------------------------------------------------------------
REMUNERATION*  5 YEARS  10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
- - -------------  -------- -------- -------- -------- -------- -------- --------
 $  200,000    $ 42,870 $ 50,741 $ 58,611 $ 66,481 $ 74,352 $ 82,222 $ 90,093
 $  400,000    $ 86,228 $102,455 $118,683 $134,910 $151,138 $167,365 $183,593
 $  600,000    $129,585 $154,169 $178,754 $203,339 $227,923 $252,508 $277,093
 $  800,000    $172,942 $205,884 $238,825 $271,767 $304,709 $337,651 $370,593
 $1,000,000    $216,299 $257,598 $298,897 $340,196 $381,495 $422,794 $464,093
 $1,200,000    $259,656 $309,312 $358,968 $408,624 $458,280 $507,937 $557,593

- - --------

*For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Salary and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

  Messrs. Luiso, Johnson, Cocroft and Maddocks have 7, 5, 4 and 4 years of service, respectively, under the Retirement Plan. Mr. Vis does not participate in the Retirement Plan. Except for Mr. Cocroft, each of the executive officers named in the Summary Compensation Table is fully vested in the Management Benefit Plan, including Mr. Luiso, who was given nine years of deemed service pursuant to his Employment Agreement with the Company. Mr. Vis is a participant in the Management Benefit Plan and is entitled to a lifetime annual income upon retirement equal to 50% of his Bonus Base. The annual benefit under the Management Benefit Plan payable to Mr. Vis upon retirement at the normal retirement age of 65 is estimated to be $21,806.

PENSION PLANS FOR MR. VIS

  Mr. Vis is a participant in the Executive Employees' Pension Plan of Robin Hood Multifoods Inc. (the "Pension Plan"). The Pension Plan is registered under the Income Tax Act of Canada and provides monthly benefits for life to selected executives of Robin Hood Multifoods Inc. upon retirement as well as certain disability and death benefits. For each calendar year of participation in the Pension Plan, a participant accrues an annual pension benefit equal to the sum of (a) 1% of the participant's base salary up to a salary limit established under provisions of the Canada Pension Plan or the Quebec Pension Plan, whichever applies to the participant, and (b) 2% of the participant's base salary in excess, if any, of such salary limit. Effective January 1, 1994, Pension Plan participants received an additional annual benefit equal to (i) the sum of (x) 1.2% of base salary up to the salary limit referred to above ($26,488 for 1994) and (y) 1.8% of base salary in excess of $26,488, multiplied by (ii) years of service recognized under the Pension Plan, less (iii) the pension benefit which had accrued as of December 31, 1993 under the Pension Plan and all predecessor pension plans. All annual benefits payable under the Pension Plan are subject to certain dollar limits under provisions of the Income Tax Act of Canada. The annual benefit under the Pension Plan payable to Mr. Vis upon retirement at the normal retirement age of 65 is estimated to be $52,713.

  Pursuant to an agreement dated October 28, 1991, the Company agreed to provide supplemental pension benefits so that Mr. Vis will receive in the aggregate the benefit he would have been entitled to receive from the Pension Plan without the limitations on benefits imposed by the Income Tax Act of Canada. If Mr. Vis would have retired on February 28, 1994, the annual supplemental pension benefit payable to Mr. Vis commencing March 1, 1994 would have been approximately $91,087. The agreement provides for a lump sum payment in the event of a change in control of the Company (as defined in the agreement). Assuming a change in control of the Company had occurred on February 28, 1994, the lump sum payable to Mr. Vis would have been approximately $875,490.

EMPLOYMENT AGREEMENT

  Pursuant to an Employment Agreement between the Company and Mr. Luiso, the Company has agreed to employ Mr. Luiso as Chairman of the Board, President and Chief Executive Officer for a period of three years (subject to automatic annual extensions of the three-year period unless the Company notifies Mr. Luiso of its decision not to extend the term) at a current minimum annual base salary of $530,000 per year, exclusive of any annual bonus or other incentive compensation, employee benefits and perquisites. In addition, the Employment Agreement provides for a supplemental retirement benefit to be paid to Mr. Luiso (in addition to any other benefits under retirement plans of the Company) based upon the benefits Mr. Luiso would have received had he been employed by the Company for an additional fifteen years. The additional years of service will accrue to Mr. Luiso over a period of twelve years in the event Mr. Luiso continues to be employed by the Company for twelve years. If Mr. Luiso had retired on February 28, 1994, the annual supplemental retirement benefit payable to Mr. Luiso upon attaining age 55 would have been $38,899. In the event of a change in control of the Company, Mr. Luiso is entitled to a lump sum payment of his supplemental retirement benefit, which would have been approximately $568,191 if a change in control had occurred on February 28, 1994. Under the Employment Agreement, Mr. Luiso was also given nine years of deemed service under the Management Benefit Plan of the Company. If, during the term of the Employment Agreement, the Company terminates Mr. Luiso's employment for any reason other than cause, death or disability, or Mr. Luiso terminates his employment for "good reason" (as defined in the Employment Agreement), the Company is obligated to pay to Mr. Luiso, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation plus the amount of his maximum bonus opportunity for the then current fiscal year under the Company's Management Incentive Plan to the extent such amount has not been paid and (ii) if such termination follows a change in control of the Company (as defined in the Employment Agreement), an amount equal to 2.5 times the total of Mr. Luiso's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to Mr. Luiso under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and Mr. Luiso's employment was terminated by the Company or Mr. Luiso terminated his employment for "good reason" on February 28, 1994, the amount payable to Mr. Luiso would have been approximately $4,537,030.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  The Company is a party to severance agreements with Messrs. Johnson, Cocroft, Vis and Maddocks. The two-year term of each agreement is automatically extended each year for one additional year unless the Company gives notice to the officer that the Company does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, the Company has agreed to employ the executive officer for a period of two years following a change in control of the Company (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by the Company for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), the Company is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to 2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and each of the officers' employment was terminated by the Company or each officer terminated his employment for "good reason" on February 28, 1994, the amounts payable to Messrs. Johnson, Cocroft, Vis and Maddocks under the agreements would have been approximately $1,580,130, $1,604,340, $825,945 and $1,270,535, respectively.

  The Company has certain other compensatory arrangements with its executive officers which will result from a change in control of the Company. The Management Incentive Plan provides that in the event of a change in control of the Company during the first six months of the Company's fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target annual bonus amount for that fiscal year as if the target performance objective had been met. In the event of a change in control during the last six months of the Company's fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target annual bonus amount for that fiscal year as if the target performance objective had been met or (ii) the amount determined based upon the anticipated results relating to the performance objective for that fiscal year. Assuming a change in control of the Company had occurred on February 28, 1994, the amounts payable to Messrs. Johnson, Cocroft, Vis and Maddocks under the Management Incentive Plan would have been $131,250, $130,000, $105,700 and $103,000, respectively.

  With respect to the stock options granted to Messrs. Johnson, Cocroft and Maddocks in connection with the waiver of salary and bonus amounts over a five-year period, each such officer may, in the event of a change in control of the Company, make a cash payment to the Company equal to the remainder of the salary and bonus reductions over such period and receive that number of vested options that would have become vested during the remainder of the five-year period. All other stock options outstanding under the Company's stock-based incentive plans which are not yet exercisable become immediately exercisable in the event of a change in control of the Company. In addition, all shares of restricted stock outstanding vest in full and all incentive units outstanding vest on a pro rata basis in the event of a change in control of the Company.

  The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of the Company plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting the Company in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of(i) a change in control of the Company or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of the Company had occurred on February 28, 1994, the lump sums payable to Messrs. Luiso, Johnson, Cocroft, Vis and Maddocks would have been approximately $1,443,507, $544,894, $168,622, $238,139 and $380,999, respectively.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Food Index for the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 and the Dow Jones Food Index on February 28, 1989 and reinvestment of all dividends). The cumulative returns are as of February 28 or February 29 of each year, as the case may be, the Company's fiscal year end.


                          [GRAPHIC MATERIAL OMITTED]


                    DATA POINTS IN STOCK PERFORMANCE GRAPH

                        1989     1990     1991     1992     1993     1994
                        ----     ----     ----     ----     ----     ----
MULTIFOODS               100       91      147      156      157      110
S&P 500                  100      119      136      158      175      190
Dow Jones Food Index     100      121      161      195      210      192

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Such officers, directors and greater than ten-percent benefical owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended February 28, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met, except that Paul J. Quinn, Jr., a former Group Vice President of the Company who retired on June 30, 1993, failed to timely file two Form 4 reports with respect to a total of six sale transactions that occurred after his retirement. The sales were subsequently reported on a Form 4.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed KPMG Peat Marwick, certified public accountants, as the Company's independent auditors for the fiscal year ending February 28, 1995, subject to stockholder approval. KPMG Peat Marwick has audited the books of the Company for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

  Representatives of KPMG Peat Marwick will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

  The Board of Directors recommends a vote FOR the approval of the appointment of KPMG Peat Marwick.

               STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

  Any stockholder proposal intended to be presented for consideration at the 1995 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on January 16, 1995. Proposals should be sent to the attention of the Secretary.

                                 OTHER MATTERS

  The Company is not aware of any other matters which may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of the Company.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO
                                          Secretary

May 16, 1994

                     GRAPHIC MATERIAL CROSS-REFERENCE PAGE


Photographs of the directors appear to the left of each respective name on pages 4 and 5 of the Proxy Statement.

A stock performance graph comparing the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the Dow Jones Food Index for the same period appears on page 18 of the Proxy Statement. A table of the graph's data points has been included in this EDGAR version in the location where the graph appears in the printed version.

                               [RECYCLING LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      1994 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Anthony Luiso, William A. Andres and Peter S.
Willmott, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 17, 1994, at 10:00 a.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Nicholas L. Reding and Jack D. Rehm
   [_] VOTE FOR all nominees listed above, except those whose names are written below:

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above

      ------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE COMPANY.
     [_] FOR  [_] AGAINST  [_] ABSTAIN

                          (continued, and to be signed and dated, on other side)

- - -------------------------------------------------------------------------------

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.


Dated: ___________________________________________________________________, 1994


- - --------------------------------------------------------------------------------
Signature


- - --------------------------------------------------------------------------------
(If there are co-owners both must sign)

The signature(s) should be exactly as the name(s) appear printed to the left. If a corporation, please sign the corporation name in full by a duly authorized officer and indicate the office of the signer. When signing as executor, admin-istrator, fiduciary, attorney, trustee or guardian, or as custodian for a mi-nor, please give full title as such. If a partnership, sign in the partnership name.

 -------------------------------------------------
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
 PROMPTLY USING THE ENCLOSED ENVELOPE
 -------------------------------------------------

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

  I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 17, 1994, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Nicholas L. Reding and Jack D. Rehm
   [_] VOTE FOR all nominees listed above, except those whose names are written below:

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above

         -------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE COMPANY.
   [_] FOR   [_] AGAINST   [_] ABSTAIN

                          (continued, and to be signed and dated, on other side)

- - -------------------------------------------------------------------------------

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.


Dated: ___________________________________________________________________, 1994


- - --------------------------------------------------------------------------------
Signature

(Please date and sign exactly as your name appears hereon.)

    --------------------------------------------
    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
    PROMPTLY USING THE ENCLOSED ENVELOPE
    --------------------------------------------

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

  I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 17, 1994, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Nicholas L. Reding and Jack D. Rehm
   [_] VOTE FOR all nominees listed above, except those whose names are written below:

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above

         -------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE COMPANY.
   [_]  FOR   [_] AGAINST   [_] ABSTAIN

                          (continued, and to be signed and dated, on other side)

- - --------------------------------------------------------------------------------

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.


Dated: ___________________________________________________________________, 1994


- - --------------------------------------------------------------------------------
Signature

(Please date and sign exactly as your name appears hereon.)

    --------------------------------------------
    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
    PROMPTLY USING THE ENCLOSED ENVELOPE
    --------------------------------------------